EXHIBIT 14    CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

The chief executive officer/chief financial officer (the Company's "Senior Financial Officer") holds an important and elevated role in corporate governance, vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the enterprise stakeholders, including shareholders, customers, employees, suppliers, and citizens of the communities in which business is conducted. Senior Financial Officer fulfills this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company's financial organization and by acting in good faith and in the Company's best interests in accordance with the Company's Code of Business Conduct and Ethics.

1.       Honest and Ethical Conduct
         Senior Financial Officers will exhibit and promote honest and ethical conduct through the establishment and operation of policies and procedures that:

o Encourage and reward professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the enterprise itself.

o Promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

o Provide a mechanism for members of the finance organization to inform senior Management of deviations in the practice from policies and procedures governing honest and ethical behavior.

o Respect the confidentiality of information acquired in the course of work, except when authorized or otherwise legally obligated to disclose such information, and restrict the use of confidential information acquired in the course of work for personal advantage.

o Demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the finance organization.

2.       Financial Records and Periodic Reports
         Senior Financial Officers will establish and manage the enterprise transaction and reporting systems and procedures to provide that:

o Business transactions are properly authorized and accurately and timely recorded on the company's books and records in accordance with Generally Accepted Accounting Principles ("GAAP") and established company financial policy.

o No false or artificial statements or entries for any purpose are made in the company's books and records, financial statements and related communications.

o The retention or proper disposal of company records shall be in accordance with established records retention policies and applicable legal and regulatory requirements.




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o        Periodic financial  communications and reports will include full, fair, accurate, timely and understandable disclosure.

3.       Compliance  with  Applicable  Laws,   Rules  and  Regulations.   Senior
         Financial Officers will establish and maintain mechanisms to:

o Educate members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the enterprise generally.

o Monitor the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule.

o Identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

4.       Reporting of Non-Compliance
         Senior Financial Officers will promptly bring to the attention of the Audit Committee:

o Material information that affects the disclosures made by the company in its public filings.

o Information concerning significant deficiencies in the design or operation of internal controls that could adversely affect the company's ability to record, process, summarize and report financial data.

         Senior Financial Officers will promptly bring to the attention of the General Counsel and to the Audit Committee:

o Fraud, whether or not material, that involves management or other employees who have a significant role in the company's financial reporting, disclosures or internal controls.

o Information concerning a violation of this Code or the company's Code of Business and Ethics Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving management or other employees who have a significant role in the company's financial reporting, disclosures or internal controls.

o Evidence of a material violation by the company or its employees or agents of applicable laws, rules or regulations.

5.       Disciplinary Action
         In the event of violation by Senior Financial Officers of this Code or the company's Code of Business Conduct and Ethics, the Audit Committee of the Board of Directors shall recommend appropriate disciplinary and remedial actions.